HEI Exhibit 32.2

Hawaiian Electric Industries, Inc.

Written Statement of Chief Financial Officer Furnished Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Industries, Inc. (HEI) on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the Report), I, Eric K. Yeaman, Chief Financial Officer of HEI, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of September 30, 2004 and results of operations for the three and nine months ended September 30, 2004 of HEI and its subsidiaries.

/s/ ERIC K. YEAMAN
Eric K. Yeaman
Financial Vice President, Treasurer and Chief Financial Officer of HEI

Date: November 5, 2004

A signed original of this written statement required by Section 906 has been provided to Hawaiian Electric Industries, Inc. and will be retained by Hawaiian Electric Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.